QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-170621 and 333-170622) and Form S-8 (Nos. 333-101152, 333-105728, 333-105729, 333-172569, 333-175268 and 333-175296) of First PacTrust Bancorp, Inc. of our audit report which expresses an unqualified opinion and includes an explanatory paragraph relating to uncertainty associated with certain regulatory actions (and which is dated April 26, 2011, except for Note 4 as to which the date is November 1, 2011 regarding the adoption of Accounting Standards Update No. 2010-20—Receivables effective December 31, 2010) with respect to the consolidated financial statements of Gateway Bancorp and subsidiary as of December 31, 2010 and for the year then ended. Such audit report appears in this Current Report on Form 8-K (dated November 9, 2011) of First PacTrust Bancorp, Inc. which is expected to be filed on or about November 9, 2011.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
Newport Beach, California
November 9, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM